Exhibit 99.5

AQUA POWER SYSTEMS INC.

Unanimous Written Consent

Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the Board of Directors of Aqua Power Systems Inc., a Nevada Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the Board of Directors of the Corporation (the “Board”), consents in writing as of this 27th day of April 2022 to the following actions and directs that his unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Corporation desires to appoint Robert Morris as an additional Director and Board Member, such appointment shall be effective May 1, 2022 with the term expiring on April 30, 2023.

WHEREAS, the Corporation desires to incentivize and compensate Mr. Morris to join and serve as a Director and Board Member.

Now therefore,

RESOLVED, the Corporation shall upon execution of this Resolution and acceptance by Mr. Morris provide a one-time signing bonus in the sum of $25,000.

RESOLVED, the Corporation is seeking a merger or business combination for the Corporation.

RESOLVED, the Corporation seeks to incentivize Mr. Morris to assist in facilitating a merger or business combination for the Corporation during the 2022 calendar year.

RESOLVED, the Corporation shall up the successful completion of a merger or business combination should it occur on or before December 31, 2022, compensate Mr. Morris an additional bonus of $25,000.

RESOLVED,

FURTHER RESOLVED, the Corporation shall accept the appointment of Robert Morris effective as of April 27, 2022.

FURTHER RESOLVED, the Board of Directors of the Corporation be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the Board of Directors so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action shall be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF, the undersigned being the Board of Directors of Aqua Power Systems Inc. have executed this Consent as of the day and year first written above.

/s/ Stephen W. Carnes

Stephen W. Carnes                    Dated: April 27, 2022

CEO/Director

Aqua Power Systems Inc.

Acceptance by:

/s/ Robert Morris

Robert Morris                             Dated: April 27, 2022

ACCEPTANCE of appointment as a Director for Aqua Power Systems Inc.